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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2001

LEAPNET, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20835	36-4079500

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
420 West Huron Street, Chicago, Illinois		60610

(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 528-2400
N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5. ACQUISITION OR DISPOSITION OF ASSETS.

    On November 21, 2001, Leapnet, Inc. (the "Company"), SPRI, Ltd. ("SPRI"), a company controlled by Robert Figliulo, the Chairman and Chief Executive Officer of the Company, and David Figliulo, the Vice President-Sales and a director of the Company, and SPRI Acquisition Corp., a wholly-owned subsidiary of SPRI, announced that they had signed a definitive merger agreement under which SPRI Acquisition Corp. would offer to acquire all of the outstanding shares of the Company for $1.85 per share in cash. SPRI and SPRI Acquisition Corp. plan to commence a cash tender offer for all outstanding shares of the Company's common stock other than shares to be contributed to SPRI Acquisition Corp. by Robert and David Figliulo.

    The tender offer is conditioned on the valid tender of a majority of the Company's outstanding shares and other customary closing conditions. Robert and David Figliulo have each agreed to contribute their shares to the purchaser in the tender offer, which shares will be counted in determining whether the minimum number of shares have been tendered. Assuming at least 90 percent of the Company's outstanding common stock is tendered in the offer, the Company and SPRI expect to complete the transaction before the end of December 2001.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)
EXHIBITS.
Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Leapnet, Inc., SPRI, Ltd. and SPRI Acquisition Corp., dated as of November 21, 2001.
99.1	Press release dated November 21, 2001.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAPNET, INC.
	By:	/s/ Stephen T. Gambill
Stephen T. Gambill Vice President and Chief Financial Officer
Date: November 21, 2001

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  Item 5. ACQUISITION OR DISPOSITION OF ASSETS.
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES